                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                October 15, 2002
                                ----------------
                Date of Report (date of earliest event reported)

                             COGNIGEN NETWORKS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

          Colorado                    0-11730                 84-1089377
    --------------------        -------------------        ----------------
(State or other jurisdiction   (Commission File No.)       (I.R.S. Employer
   of incorporation)                                     (Identification No.)

   7001 Seaview Avenue, Suite 210, Seattle, Washington           98117
   ---------------------------------------------------        ------------
        (Address of principal executive offices)               (Zip Code)

                                 (206) 297-6151
                            ------------------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS

     (a) On October 15, 2002,  Cognigen Networks,  Inc.  ("Cognigen")  agreed to sell  for  $1.00  per  share,  500,000  shares  of its 8%  Convertible  Series A
Preferred  Stock to Stanford  Venture  Capital  Holdings,  Inc., an affiliate of
Stanford Financial Group Company of Houston,  Texas. The 8% Convertible Series A
Preferred Stock is convertible  into one share of Cognigen's  common stock for a period of five years and then automatically  converts. This sale was consummated on October 17, 2002.

     As part of the  agreement,  Stanford  Financial  Group  Company  agreed  to transfer to  Cognigen,  an  approximate  32%  interest  in Miami based  American
Internet  Communications,  a private company,  in exchange for 400,000 shares of
Cognigen's  common  stock,  two year  warrants  to  purchase  150,000  shares of
Cognigen's  common  stock at an exercise  price of $ .50 per share and five year warrants to purchase  350,000  shares of Cognigen's  common stock at an exercise price of $ .75 per share.  One entity  holding an interest in American  Internet
Communications  has made a claim  under a first  right of refusal to purchase an interest in Stanford  Financial  Group Company's  interest in American  Internet
Communications.  The consideration to be paid by Cognigen to Stanford  Financial
Group  Company  for  Stanford  Financial  Group  Company's  interest in American
Internet  Communications  will be reduced  proportionately  and the  transaction between  Cognigen and Stanford  Financial  Group Company will be  consummated at such time as the  member  of  American  Internet  Communications  completes  its purchase from Stanford Financial Group Company.

     As a part of the  transaction,  Cognigen  agreed to pay a  finder's  fee of
$30,000  and  32,258  shares  of  Cognigen's   restricted  common  stock  to  an
unaffiliated third party.

     (b) Cognigen held its Annual Meeting of  Shareholders  on October 15, 2002.
At the Annual Meeting of  Shareholders,  the shareholders  reelected  Darrell H.
Hughes,  David L. Jackson and  Christopher  L. Seelbach as directors of Cognigen and elected Gary L. Cook and James H. Shapiro as directors of Cognigen.  Messrs.
Cook, Seelbach and Shapiro are independent directors.  Further, the shareholders voted to amend  Cognigen's  bylaws to require  Cognigen  to  establish  an Audit
Committee,  a  Compensation  Committee  and an  Executive  Committee.  The Audit
Committee and the  Compensation  Committee are to consist  solely of independent directors. The Executive Committee is to consist of the Chief Executive Officer, the Secretary and one independent director of Cognigen.

     (c)  Information  pertaining  to Gary L. Cook and James H.  Shapiro  is set forth below.

     Gary L. Cook,  age 44, has been a director of Cognigen  since October 2002.
Since June 2002, Mr. Cook has been an independent consultant. From February 1998 to June 2002, Mr. Cook was the Secretary and Treasurer of eVision  International
Inc., a which currently has no significant operations and formerly was a holding company,  and was Chief  Financial  Officer of eVision  International  Inc. from
September  1998 to June 2002.  From 1994 to 1996,  Mr. Cook was a principal of a small  business  venture in which he had  majority  ownership,  and from 1982 to
1994, was a Senior Manager for KPMG, LLP where he managed all auditing  services for several clients in various  financial and other industries and developed and
implemented   accounting,   financial  reporting  and  Securities  and  Exchange
Commission  reporting systems for growth companies.  Mr. Cook also is a director of  Global  Med  Technologies,  Inc.  Mr.  Cook  graduated  from  Brigham  Young
University.

     James H.  Shapiro,  age 64, has been a director of Cognigen  since  October
2002. Since 1995, Mr. Shapiro has been the Chief Executive Officer of Windermere
Services  Co.,  a  real  estate  brokerage  company.  Mr.  Shapiro  directs  the operations for Windermere real estate's  corporate office focusing  primarily on owner  relations  and  consulting  with office  owners on financial and business operations.  Mr.  Shapiro was  previously  the President and previously the Vice
President of Windermere Services Co.

     (d) At the  Annual  Meeting  of the  Shareholders,  the  shareholders  also adopted a shareholder proposal that provides that:

     "That the Board shall reconsider the Anderson shares for agent revenue deal and renegotiate a fixed price."

As a result of the adoption of the above  shareholders'  proposal,  the Board of
Directors will open negotiations with Cantarra  Communications  Corporation,  an affiliate of Kevin E. Anderson,  pursuant to which Cognigen  redeemed  2,712,500 shares of its Common Stock from the Anderson Family Trust.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

          None

     (b)  Pro Forma Financial Information

          None

     (c)  Exhibits

          Exhibit 3.1 Articles of Amendment  to the  Articles of  Incorporation
                      filed on October 16, 2002.

          Exhibit 3.2 Bylaws as amended through October 15, 2002.

          Exhibit 10  Purchase Agreement among Cognigen Networks, Inc., Stanford
                      Financial  Group  Company  and  Stanford  Venture  Capital
                      Holdings, Inc.

                                   SIGNATURES

          Pursuant to the  requirements of the Securities  Exchange Act of 1934, the  registrant  has duly  caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 31, 2002                  COGNIGEN NETWORKS, INC.

                                    By:   /s/ David L. Jackson
                                          David L. Jackson
                                          Senior Vice President of Corporate
                                          and Public Affairs and Secretary